Exhibit 99

Aethlon Medical Announces the Appointment of Thomas V. Wornham and Philip A. Ward to its Board of Directors

SAN DIEGO – July 27, 2012 – Aethlon Medical, Inc. (OTCBB: AEMD), the pioneer in developing selective therapeutic filtration devices to address infectious disease, cancer and other life-threatening conditions, today announced the appointment of Thomas V. Wornham and Philip A. Ward to its board of directors. "We are honored to have Tom and Phil join our board. Their wealth of business experience will be instrumental in guiding the future growth and achievement of our organization,” stated Aethlon Chairman & CEO Jim Joyce.

Mr. Wornham recently retired as Executive Vice President & Regional Manager at Wells Fargo Bank in San Diego, representing the culmination of an exemplary career that spanned three decades. At Wells Fargo, Tom’s team provided financial solutions to diverse industry organizations whose annual revenues ranged between $10 million to $1 billion dollars. Included among these organizations were public and private life science, biotechnology and medical device companies located throughout San Diego, Imperial, and southern Riverside Counties. Mr. Wornham is also an active civic leader. He is currently Vice Chairman of the San Diego Water Authority and the past Chairman of the San Diego Regional Chamber of Commerce, the Century Club of San Diego, and the San Diego Regional Economic Development Corporation. Mr. Wornham graduated from University of California Berkeley, with a B.A. Political Science in 1982.

“This is a tremendous opportunity for me to work with Jim and his team,” stated Mr. Wornham. “I am excited to be part of a group committed to developing technology that I hope will improve the quality of people's lives.”

Mr. Ward is the former Chairman and CEO, Bignell-Ward-Bignell Corporation; former President and CEO, Hawk Financial Services Corporation, a premium finance company; Former Executive Director and COO of Investments, Golden Eagle Insurance Corporation, a property and casualty California insurance company; and former Executive Vice President and COO of Finance at Big Bear Supermarkets, where he was also in charge of acquisitions, as well as leasing and sales of all operating units and real properties.

“I believe in the vision of Aethlon Medical and I look forward to contributing my business acumen to the benefit of shareholders,” stated Mr. Ward.

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About Aethlon Medical

The Aethlon Medical mission is to create innovative medical devices that address unmet medical needs in cancer, infectious disease, and other life-threatening conditions. Our Aethlon ADAPT™ System is a revenue-stage technology platform that provides the basis for a new class of therapeutics that target the selective removal of disease enabling particles from the entire circulatory system. The Aethlon ADAPT™ product pipeline includes the Aethlon Hemopurifier® to address infectious disease and cancer; HER2osome™ to target HER2+ breast cancer, and a medical device being developed under a contract with DARPA that would reduce the incidence of sepsis in combat-injured soldiers and civilians. For more information, please visit www.aethlonmedical.com.

Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that the FDA will not approve the initiation of the Company's clinical programs or provide market clearance of the Company's products, future human studies of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer therapies or as a standalone cancer therapy, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:

James A. Joyce

Chairman and CEO

858.459.7800 x301

jj@aethlonmedical.com

Jim Frakes

Chief Financial Officer

858.459.7800 x300

jfrakes@aethlonmedical.com

Marc Robins

877.276.2467

mr@aethlonmedical.com

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